UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

AKERS BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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AKERS BIOSCIENCES, INC.

201 Grove Road

Thorofare, NJ 08086

(856) 848-2116

NOTICE OF ANNUAL

MEETING OF SHAREHOLDERS

TO BE HELD JUNE 25, 2015

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Akers Biosciences, Inc., a New Jersey corporation (together with its subsidiaries, “Company”, “Akers”, “we”, “us” or “our”), which will be held on June 25, 2015, at 11:00 A.M. EST at 50 South 16th Street, 57th Floor, Philadelphia, PA 19102, for the following purposes:

1.	To elect 4 directors to hold office for a one year term and until each of their successors are elected and qualified;

2.	To ratify the appointment of MorisonCogen LLP, as our independent certified public accounting firm for the fiscal year ending December 31, 2015;

3.	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement that is attached and made a part of this Notice. Only stockholders of record of our common stock, no par value per share, at the close of business on June 4, 2015, will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Your vote is important regardless of the number of shares you own. Only record or beneficial owners of Akers common stock as of the Record Date may attend the Annual Meeting in person. When you arrive at the Annual Meeting, you must present photo identification, such as a driver’s license. Beneficial owners also must provide evidence of stockholdings as of the Record Date, such as a recent brokerage account or bank statement.

Whether or not you expect to attend the Annual Meeting of Stockholders, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares. It will help in our preparations for the meeting if you would check the box on the form of proxy if you plan on attending the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors

/s/ Raymond F. Akers
Raymond F. Akers
Executive Chairman
June 5, 2015
Thorofare, New Jersey

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YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

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AKERS BIOSCIENCES, INC.

201 Grove Road

Thorofare, NJ 08086

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 25, 2015

GENERAL INFORMATION ABOUT THE PROXY

STATEMENT AND ANNUAL MEETING

General

This Proxy Statement is being furnished to the shareholders of Akers Biosciences, Inc. (together with its subsidiaries, “Company”, “Akers”, “we”, “us” or “our”) in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Shareholders to be held at 11:00 A.M. EST at 50 South 16th Street, 57th Floor, Philadelphia, PA 19102, and at any and all adjournments or postponements thereof (the “Annual Meeting”) for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Accompanying this Proxy Statement is a proxy/voting instruction form (the “Proxy”) for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement. It is contemplated that this Proxy Statement and the accompanying form of Proxy will be first mailed to the Company’s shareholders on or about June 10, 2015.

The Company will solicit shareholders by mail through its regular employees and will request banks and brokers and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for reasonable, out-of-pocket costs. In addition, the Company may use the service of its officers and directors to solicit proxies, personally or by telephone, without additional compensation.

Voting Securities

Only shareholders of record as of the close of business on June 4, 2015 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were approximately 5,144,837 shares of common stock of the Company, issued and outstanding and entitled to vote representing approximately 650 holders of record. Shareholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. The Company’s bylaws provide that a majority of all the shares of stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. The enclosed Proxy reflects the number of shares that you are entitled to vote. Shares of common stock may not be voted cumulatively.

Voting of Proxies

All valid proxies received prior to the Annual Meeting will be voted. The Board of Directors recommends that you vote by proxy even if you plan to attend the Annual Meeting. To vote by proxy, you must fill out the enclosed Proxy, sign and date it, and return it in the enclosed postage-paid envelope. Voting by proxy will not limit your right to vote at the Annual Meeting if you attend the Annual Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

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Revocability of Proxies

All Proxies which are properly completed, signed and returned prior to the Annual Meeting, and which have not been revoked, will be voted in favor of the proposals described in this Proxy Statement unless otherwise directed. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices located at 201 Grove Road, Thorofare, New Jersey 08086, a written notice of revocation or a duly-executed Proxy bearing a later date or by attending the Annual Meeting and voting in person.

Voting Procedures and Vote Required

The presence, in person or by proxy, of at least a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies which contain an abstention, as well as “broker non-vote” shares (described below) are counted as present for purposes of determining the presence or absence of a quorum for the Annual Meeting.

All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting as specified in such proxies.

Vote Required for Election of Directors (Proposal No. 1). Our Certificate of Incorporation, as amended, does not authorize cumulative voting. New Jersey law provides that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the four (4) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

Vote Required for Ratification of Auditors (Proposal No. 2). New Jersey Law and Our Bylaws provide that, on all matters (other than the election of directors and except to the extent otherwise required by our Certificate of Incorporation, as amended or applicable New Jersey law), the affirmative vote of a majority of the shares present, in person or by proxy, and voting on the matter, will be required for approval. Accordingly, the affirmative vote of a majority of the shares present at the Annual Meeting, in person or by proxy, and voting on the matter, will be required to ratify the Board’s selection of MorisonCogen LLP as our independent auditors for the fiscal year ending December 31, 2015.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on “non-routine” proposals. Broker non-votes are not counted for the purposes of obtaining a quorum for the Annual Meeting, and, in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote. The vote on Proposal 1 is considered “non-routine” and the vote on Proposal 2 is considered “routine”. Abstentions are counted as “shares present” at the Annual Meeting for purposes of determining the presence of a quorum but are not counted in the calculation of the vote.

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Votes at the meeting will be tabulated by one or more inspectors of election appointed by the Executive Chairman.

Stockholders will not be entitled to dissenter’s rights with respect to any matter to be considered at the Annual Meeting.

Shareholders List

For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available at the principal executive offices of the Company located at 201 Grove Road, Thorofare, NJ 08086 so that shareholders of record may inspect the list only for proper purposes.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this proxy-soliciting material, and all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 5, 2015, information regarding beneficial ownership of our capital stock by:

●	Each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

●	Each of our named executive officers;

●	Each of our directors; and

●	All of our current executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC”) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options that are currently exercisable or exercisable within sixty (60) days of June 5, 2015. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable.

Common stock subject to stock options currently exercisable or exercisable within sixty (60) days of June 5, 2015, are deemed to be outstanding for computing the percentage ownership of the person holding these options and the percentage ownership of any group of which the holder is a member but are not deemed outstanding for computing the percentage of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Akers Biosciences, Inc., 201 Grove Road, Thorofare, New Jersey USA 08086.

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Percentage of Ownership as of June 5, 2015
Name of Beneficial Owner:
5% Stockholders:
Chubeworkx Guernsey Limited (1)	9.6%
Act Capital Management, LLLP	5.3%
Named Executive Officers and Directors:
Raymond F. Akers, Jr. Phd	2.1%
Tom Knox	8.0%
Brandon Knox	2.0%
Gavin Moran	1.0%
Gary M. Rauch	0.3%
All executive officers and directors as a group (5 persons)	13.4%

(1) Mark Chasey is Chairman of Chubeworkx Guernsey Limited and has beneficial ownership of the shares reported.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of four authorized directors. A total of four directors will be elected at the Annual Meeting to serve until the next annual shareholder meeting to be held in 2016, or until their successors are duly elected and qualified. Of the Board members whose term expires at the Annual Meeting, Raymond F. Akers, Thomas Knox, and Brandon Knox are standing for reelection and Robert E. Andrews was nominated for election. The persons named as “Proxies” in the enclosed Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If no choice has been specified by a shareholder, the shares will be voted FOR the nominees. If at the time of the Annual Meeting any of the nominees named below should be unable or unwilling to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the vote.

NOMINEES FOR ELECTION AS DIRECTOR

Nominees

The persons nominated as directors are as follows:

Name	Age	Position with the Company	Current Term Expires	Term of Class Expires
Raymond F. Akers Jr.	56	Executive Chairman	2015	2016
Thomas Knox (1)(2)(3)	73	Director	2015	2016
Brandon Knox (1)(2)(3)	35	Director	2015	2016
Robert E. Andrews*(1)(2)(3)	58	Director	N/A	2016

(1) Member of the Audit Committee

(2) Member of Governance Committee

(3) Member of Governance and Nomination Committee

* When elected, Mr. Andrews will serve on the listed committees

The following sets forth certain information about each of the director nominees:

Raymond F. Akers Jr., Ph.D., age 56, has been Executive Chairman of the Board since December 31, 2009 and was appointed Secretary on August 5, 2013. Dr. Akers founded the Company in 1989. He has over 25 years of experience in the diagnostics industry having co-founded Drug Screening Systems, Inc., a publicly listed company, in 1987, and Akers Medical Technology Inc. in 1984. He was Chief Executive Officer and vice president of research and development of Drug Screening Systems, Inc. until the sale of that company in 1989 and served as President and Chief Executive Officer of Akers Medical Technology Inc. until 1987.

Dr. Akers holds a Ph.D. in Neurochemistry from Northwestern University. Dr. Akers has either invented or directed the research and development of all of the Company’s products and technologies.

Dr. Akers was chosen to serve on the board because of his experience in assisting diagnostic companies develop infrastructure; including but not limited to general management and business development.

Thomas Knox, age 73, was appointed to our board of directors effective July 1, 2013. Mr. Knox is currently the Chief Executive Officer of Knox Consulting Group, an advisory and investment firm, as well as Chairman of ORB Automotive Corporation, Ltd. (appointed in 2011), a company focused on the development and manufacture of various components used in the Chinese automotive industry including adhesives and rubber molds. In May of 2007, Mr. Knox was a candidate for Mayor of Philadelphia. From April 2004 to April 2006, Mr. Knox was the Chief Executive Officer of United Healthcare of Pennsylvania, a division of United Healthcare, Inc., the largest health insurance provider in the world. From 1999 to 2004, Mr. Knox was Chairman of the Board and Chief Executive Officer of Fidelity Insurance Group, Inc., a Maryland and Pennsylvania licensed group life and health insurance provider. From 1988 through June 2000, Mr. Knox was the Chairman of the board and Chief Executive Officer of Crusader Holding Corporation, a NASDAQ listed company which was the owner of a multi-branch bank serving the greater Philadelphia area. Mr. Knox is a Chartered Life Underwriter (CLU) and Chartered Financial Consultant (ChFC), and is active in Philadelphia politics having held the position of Deputy Mayor for the Office of Management and Productivity from 1993 to 1999. Mr Knox also currently serves as the Chairman of INDECS Corp, a full service health benefit third party administrator affiliated with Aetna Corporation. From 1999 through the present, Mr. Knox has been a director of Historic Philadelphia Incorporated. Mr. Knox was a candidate for Governor or Pennsylvania from 2008 to 2010.

Mr. Knox was selected to serve on the board due to his extensive expertise in health care and finance that will assist the Company’s strategic planning and operations.

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Brandon Knox, age 35, Mr. Knox has been a wealth advisor at Raymond James in Philadelphia since December 2012. His practice focuses on investment and estate solutions for high net worth families and individuals as well as public and private institutions both locally and nationally. Prior to joining Raymond James, Mr. Knox was a wealth advisor at Morgan Stanley from July 2008 to October 2012. From 2006 to 2008, Mr. Knox served as Deputy Finance Director for the Philadelphia mayoral campaign of his Father, Thomas Knox. In this role he concentrated on the organization and management of campaign fundraising efforts as well as the planning and execution of campaign events and off-site functions. Mr. Knox was a Leasing Associate for SSH Realty in Philadelphia from 2005 to 2007 handling lease negotiations for both commercial tenants and landlords. Mr. Knox holds a BS in Economics from West Chester University and an MBA in Financial Management from Drexel University. Mr. Knox sits on the Board of Directors of The Committee of Seventy and is a member of the Drexel University Presidents Leadership Council and the Archdiocese of Philadelphia’s OSD Advisory Council.

Mr. Knox holds a B.S. in Economics from West Chester University and an M.B.A. in Financial Management from Drexel University’s LeBow College of Business.

Mr. Knox was selected to serve on the board due to his vast experience with corporate finance and financial management.

Robert E. Andrews, age 58, has over 20 years of experience in public service serving in a variety of capacities. From March 2014 through the present, after nearly 24 years of public service, Mr. Andrews joined Dilworth Paxson LLC to lead its Government Affairs. Mr. Andrews first became a member of the Camden County Board of Chosen Freeholders from 1986 to 1990, including two years as freeholder director (1988–1990). Following this, he was elected to the US House of Representatives for New Jersey’s 1st congressional district in 1990. He served in this position until 2014. While serving as a representative, Mr. Andrews was nominated as the Co-Chairman of the Democratic Steering and Policy Committee by Leader Pelosi and held this position from 2012 until 2014. He was also a ranking member of the Subcommittee on Health, Employment, Labor and Pensions and served as chairmen from 2007 to 2010. Mr. Andrews was also a member of the House Armed Services Committee and became chairman of a Special Panel on Procurement Reform in 2009 and served until 2010. He became a ranking member of Special Panel on Pentagon Audit in 2011 and served until 2012. Mr. Andrews also served as a member of the Education and the Workforce Committee from 1990 to 2014, a member of the House Budget Committee from 2007 to 2011, a member of the House Foreign Affairs Committee from 1993 to 1998, and a member of the House Small Business Committee from 1990 to 1992.

Mr. Andrews has an undergraduate degree from Bucknell University and a juris doctorate from Cornell Law School.

Required Vote

Our Certificate of Incorporation, as amended, does not authorize cumulative voting. New Jersey law provides that directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the four (4) candidates receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Only shares that are voted in favor of a particular nominee will be counted toward that nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee will not be counted toward that nominee’s achievement of a plurality.

At the Annual Meeting a vote will be taken on a proposal to approve the election of the four (4) director nominees.

RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF RAYMOND F. AKERS JR., PHD, THOMAS KNOX, BRANDON KNOX, AND ROBERT E. ANDREWS AS DIRECTORS.

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CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Executive Chairman, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings. Our directors hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal, or if for some other reason they are unable to serve in the capacity of director.

Director Independence

Our board of directors currently consists of four (4) members: Raymond F. Akers, Jr., Phd, Thomas Knox, Brandon Knox and Gavin Moran. All of our directors will serve until our next annual meeting and until their successors are duly elected and qualified.

As we are listed on NASDAQ, our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the Marketplace Rules of the NASDAQ Stock Market. Our board affirmatively determined that Thomas Knox, Brandon Knox and Gavin Moran are “independent” directors, as that term is defined in the NASDAQ Stock Market Rules.

Board Meetings and Attendance

The Board held four (4) physical and telephonic meetings in 2014. No incumbent director attended, either in person or via telephone, fewer than 50% of the aggregate of all meetings of the Board, for which at the time of the meeting they were a member of the Board. The Board also approved certain actions by unanimous written consent.

Stockholder Communications with the Board

Shareholders wishing to communicate with the Board, the non-management directors, or with an individual Board member may do so by writing to the Board, to the non-management directors, or to the particular Board member, and mailing the correspondence to: c/o Raymond F. Akers Jr., Phd, Executive Chairman, Akers Biosciences, Inc. 201 Grove Road, Thorofare, NJ 08086. The envelope should indicate that it contains a shareholder communication. All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.

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Board Committees

Our Board of Directors has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a charter, which is available on our website at www.akersbiosciences.com. Information contained on our website is not incorporated herein by reference. Each of the board committees has the composition and responsibilities described below. As of June 5, 2015, the members of these committees are:

Audit Committee	Compensation Committee	Governance and Nomination Committee
Thomas Knox*	Thomas Knox*	Brandon Knox
Brandon Knox	Gavin Moran	Thomas Knox
Gavin Moran	Brandon Knox	Gavin Moran*

* Denotes Chairman of committee.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our Audit Committee are Thomas Knox, Brandon Knox and Gavin Moran. Each of these Committee members is “independent” within the meaning of Rule 10A-3 under the Exchange Act and the NASDAQ Stock Market Rules. Our board has determined that Thomas Knox shall serve as the “audit committee financial expert”, as such term is defined in Item 407(d)(5) of Regulation S-K. Thomas Knox serves as Chairman of our Audit Committee.

The Audit Committee oversees our accounting and financial reporting processes and oversees the audit of our financial statements and the effectiveness of our internal control over financial reporting. The specific functions of this Committee include, but are not limited to:

●	selecting and recommending to our board of directors the appointment of an independent registered public accounting firm and overseeing the engagement of such firm;

●	approving the fees to be paid to the independent registered public accounting firm;

●	helping to ensure the independence of the independent registered public accounting firm;

●	overseeing the integrity of our financial statements;

●	preparing an audit committee report as required by the SEC to be included in our annual proxy statement;

●	resolve any disagreements between management and the auditors regarding financial reporting;

●	reviewing with management and the independent auditors any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies;

●	reviewing and approving all related party transactions; and

●	overseeing compliance with legal and regulatory requirements.

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The Audit Committee held four (4) telephonic meetings, at which all members of the Audit Committee were present.

Compensation Committee

The members of our Compensation Committee are Thomas Knox, Brandon Knox and Gavin Moran. Each such member is “independent” within the meaning of the NASDAQ Stock Market Rules. In addition, each member of our Compensation Committee qualifies as a “non-employee director” under Rule 16b-3 of the Exchange Act. Our Compensation Committee assists the board of directors in the discharge of its responsibilities relating to the compensation of the board of directors and our executive officers. Thomas Knox serves as Chairman of our Compensation Committee.

The Committee’s compensation-related responsibilities include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer;

●	reviewing, approving and recommending to our board of directors on an annual basis the evaluation process and compensation structure for our other executive officers;

●	determining the need for an the appropriateness of employment agreements and change in control agreements for each of our executive officers and any other officers recommended by the Chief Executive Officer or board of directors;

●	providing oversight of management’s decisions concerning the performance and compensation of other company officers, employees, consultants and advisors;

●	reviewing our incentive compensation and other equity-based plans and recommending changes in such plans to our board of directors as needed, and exercising all the authority of our board of directors with respect to the administration of such plans;

●	reviewing and recommending to our board of directors the compensation of independent directors, including incentive and equity-based compensation; and

●	selecting, retaining and terminating such compensation consultants, outside counsel or other advisors as it deems necessary or appropriate.

The Compensation Committee held no in person meetings in 2014 and acted by written consent one (1) time.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Brandon Knox, Thomas Knox and Gavin Moran. Each such member is “independent” within the meaning of the NASDAQ Stock Market Rules. The purpose of the Governance and Nomination Committee is to recommend to the board nominees for election as directors and persons to be elected to fill any vacancies on the board, develop and recommend a set of corporate governance principles and oversee the performance of the board. Gavin Moran serves as chairman of our Nominating and Corporate Governance Committee.

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The Committee’s responsibilities include: The Committee’s responsibilities include:

●	recommending to the board of directors nominees for election as directors at any meeting of stockholders and nominees to fill vacancies on the board;

●	considering candidates proposed by stockholders in accordance with the requirements in the Committee charter;

●	overseeing the administration of the Company’s Code of Ethics;

●	reviewing with the entire board of directors, on an annual basis, the requisite skills and criteria for board candidates and the composition of the board as a whole;

●	the authority to retain search firms to assist in identifying board candidates, approve the terms of the search firm’s engagement, and cause the Company to pay the engaged search firm’s engagement fee;

●	recommending to the board of directors on an annual basis the directors to be appointed to each committee of the board of directors;

●	overseeing an annual self-evaluation of the board of directors and its committees to determine whether it and its committees are functioning effectively; and

●	developing and recommending to the board a set of corporate governance guidelines applicable to the Company.

The Nominating and Corporate Governance Committee may delegate any of its responsibilities to subcommittees as it deems appropriate. The Nominating and Corporate Governance Committee is authorized to retain independent legal and other advisors, and conduct or authorize investigations into any matter within the scope of its duties.

The Nominating and Corporate Governance Committee held no in person meetings in 2014 and acted by written consent one (1) time.

Family Relationships

Tom Knox and Brandon Knox are father and son, respectively. There are no other family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten (10) years:

●	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	Had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	Been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	Been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

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●	Been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	Been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the fiscal year ended December 31, 2014, were timely.

Code of Ethics

The Board has adopted a Code of Business Ethics and Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ rules. We require all employees, directors and officers, including our principal executive officer and principal financial officer to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity. The Code of Conduct is available on our website at www.akersbiosciences.com. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. Information contained on our website is not a part of, and is not incorporated into, this proxy statement, and the inclusion of our website address in this proxy statement is an inactive textual reference only.

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Director Compensation

The following sets forth the compensation awarded to, earned by, or paid to the named director by us during the year ended December 31, 2014.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
Thomas Nicolette(4)	0	0	0	0	0	0	0
Raymond Akers Jr.	0	0	0	0	0	0	0
Gavin Moran(1)	0	0	62,135	0	0	0	62,135
Tom Knox(2)	0	0	62,135	0	0	0	62,135
Brandon Knox(3)	0	0	62,135	0	0	0	62,135

(1)	Effective July 1, 2013, Mr. Gavin Moran was appointed as Director.

(2)	Effective July 1, 2013, Mr. Tom Knox was appointed as Director.

(3)	Effective January 23, 2014, Mr. Brandon Knox was appointed as Director.

(4)	Effective March 28, 2014, Mr. Thomas Nicolette resigned from his positions as Chief Executive Officer, President and director of the Company, and all other positions to which he may have been assigned, regardless of whether he served in such capacity.

Executive Compensation

The compensation provided to our “named executive officers” for 2014, 2013 and 2012 is set forth in detail in the Summary Compensation Table and other tables and the accompanying footnotes and narrative that follow this section. This section explains our executive compensation philosophy, objectives and design, our compensation-setting process, our executive compensation program components and the decisions made for compensation in respect of 2012 for each of our named executive officers.

Our named executive officers who appear in the 2014 Summary Compensation Table are:

Thomas A. Nicolette*	Former President and Chief Executive Officer

Raymond F. Akers, Jr., PhD	Executive Chairman, Secretary

Gary M. Rauch	Controller, Treasurer

*Effective, March 28, 2014, Mr. Nicolette resigned from his positions as Chief Executive Officer, President and director of the Company, and all other positions to which he may have been assigned, regardless of whether he served in such capacity.

Compensation-Setting Process/Role of Our Compensation Committee

During 2014, our board of directors was responsible for overseeing our executive compensation program, establishing our executive compensation philosophy and programs, and determining specific executive compensation, including cash and equity. Unless otherwise stated, the discussion and analysis below is based on decisions by the board of directors.

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During 2014, our board of directors considered one or more of the following factors when setting executive compensation, as further explained in the discussions of each compensation element below:

●	the experiences and individual knowledge of the members of our board of directors regarding executive compensation, as we believe this approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

●	corporate and/or individual performance, as we believe this encourages our executive officers to focus on achieving our business objectives;

●	the executive’s existing equity award and stock holdings; and

●	internal pay equity of the compensation paid to one executive officer as compared to another - that is, that the compensation paid to each executive should reflect the importance of his or her role to the company as compared to the roles of the other executive officers, while at the same time providing a certain amount of parity to promote teamwork.

Summary Compensation Table

The following table summarizes information regarding the compensation awarded to, earned by or paid to, our Chief Executive Officer, and our only other most highly compensated executive officers who earned in excess of $100,000 during 2014, 2013 and 2012.

Name and Principal Position	Year	Salary ($)	Cash Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Raymond F Akers Jr PhD	2014	394,231	0	0	124,270	7,800	(1)	526,301
Executive Chairman,	2013	347,500	26,173	0	0	7,800	(1)	381,473
Secretary	2012	350,000	0	0	0	7,800	(1)	357,800

Thomas A Nicolette	2014	0	100,000	0	0	83,751	(2)	183,751
Former Chief Executive	2013	0	26,173	0	0	335,004	(2)	361,176
Officer, President (2)	2012	0	0	0	0	335,004	(2)	335,004

Gary M Rauch	2014	78,414	2,500	0	46,601	11,250	(3)	138,765
Vice President of Finance,	2013	0	0	0	0	67,500	(3)	67,500
Treasurer	2012	0	0	0	0	67,500	(3)	67,500

(1)	Other compensation for Mr. Akers consisted of a car allowance.

(2)	Thomas A. Nicolette is the former Chief Executive Officer of the Company. Mr. Nicolette was not an employee of the Company and was paid a fee pursuant to his consultant agreement. Fees paid to Mr. Nicolette were recorded as other compensation. On March 7, 2014, the Company was informed that effective March 28, 2014, Mr. Nicolette resigned from his positions as Chief Executive Officer, President and Director of the Company, and all other positions to which he may have been assigned, regardless of whether he served in such capacity.

(3)	Gary M. Rauch became an employee of the Company effective February 2, 2014. Prior to this date, Mr. Rauch was paid a fee pursuant to this consultant agreement. Fees paid to Mr. Rauch for his pre-employment period are recorded as other compensation.

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Employment Agreements

Effective January 12, 2011, the Company and Dr. Raymond F. Akers Jr., PhD, our Executive Chairman, entered into a three (3) year (the “Term”) employment agreement (the “Employment Agreement”). Dr. Akers shall be responsible for the duties attendant with such position as an executive officer of the Company and is required to devote all of his working time, attention and energies to the affairs of the Company and to use his best efforts to promote its best interests. Dr. Akers shall be paid a base salary of $350,000 (the “Base Salary”), payable in intervals consistent with other executive officers of the Company but in no event less than on a monthly basis. Dr. Akers shall also be entitled to benefits made available to executive officers of the Company, including, but not limited to, participation in incentive compensation plans, pensions and other retirement plans, hospitalization, surgical, dental, major medical coverage and short and long term disability, vacation and sick leave. The Company is required to reimburse of all his reasonable and necessary travel including a car allowance, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the Employment Agreement.

In the event that Dr. Akers’s employment is terminated by the Company for cause (as defined below) the Company shall pay Dr. Akers his unpaid base salary (excluding bonus compensation) through the month in which the termination occurs. The term “cause” shall mean the entering of a plea of guilty or nolo contendere by Dr. Akers or the conviction of Dr. Akers for a felony or any other criminal act involving moral turpitude.

In the event that Dr. Akers’s employment is terminated by the Company for any reason other than death, disability or cause (as such terms are defined in the Employment Agreement, other than in connection with a change in control) the Company shall pay Dr. Akers a severance and non-competition payment equal to the sum of (i) an amount equal to the Base Salary for the remainder of the Term, plus (ii) an amount equal to the Bonus Compensation earned by the Employee in respect of the last full fiscal year immediately preceding the year of termination multiplied by the number of months remaining in the Term divided by twelve.

Dr. Akers may elect to end his employment with the Company for any reason at any time. Should Dr. Akers end his employment with the Company voluntarily prior to the expiration of the Term, he shall be entitled to his unpaid base salary through the month in which the voluntary termination occurs. For one year following his resignation or termination, Dr. Akers will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

The Compensation Committee is currently working on the terms of a new employment Agreement for Dr. Akers and until such time as the new agreement can be finalized, Dr. Akers continues to work for the Company under the terms of his now expired employment agreement.

Outstanding Equity Awards at Fiscal Year-End 2014

There were no outstanding equity awards at Fiscal Year-End 2014.

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Other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

●	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Effective January 23, 2014, our Audit Committee considers and approves or disapproves any related person transaction as required by NASDAQ regulations.

On September 14, 2012, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mr. Thomas Knox. Pursuant to the Purchase Agreement, Mr. Knox purchased 192,305 shares of the Company’s common stock for a purchase price of $450,000. Additionally, Mr. Knox received 10,000,000 shares of the Company’s Series A Cumulative Preferred Stock (the Series A Preferred Stock”) in consideration for a $225,000 promissory note issued to the Company by Mr. Knox. The note bears interest at the rate of 3% per annum. The Series A Preferred Stock pays a $0.00135 dividend per annum. The Series A Preferred Stock were convertible at any time into 320,512 common stock, at the rate of 0.0320512 common stock for each preferred share, for an additional payment of $0.05 per converted share.

On June 12, 2013, the Company entered into a purchase agreement with Chubeworkx Guernsey Limited (“Chubeworkx”) whereby the Company sold all of its equity interest, 20 ordinary shares, in (EN)10 (Guersney) Limited to Chubeworkx for a purchase price of $100,000.

On December 19, 2012, Chubeworkx placed an order for 3,500,000 breathalyzers for a purchase price of $1,050,000 or $0.30 per unit. Additional orders were received in 2013 totaling 4,620,000 units. As of December 31, 2013, 5,000,000 units have shipped and 2,500,000 units are packaged awaiting delivery instructions. During 2013, the Company had product sales of $1,719,340 to Chubeworkx and recognized $333,333 of licensing fees. The Company received $519,964 during 2013 and has an account receivable of $1,209,388 from Chubeworkx as of December 31, 2013. The Company received an additional payment of $500,000 from Chubeworkx on March 7, 2014.

On November 15, 2013, Mr. Knox converted all 10,000,000 shares of Series A Preferred Stock into 320,512 shares of common stock. In order to satisfy the required one time payment of $500,000 (the “Purchase Price”) due upon conversion as set forth in the Purchase Agreement, Mr. Knox issued a promissory note in favor of the Company for the principal aggregate amount of $500,000 (the “2013 Knox Note”). The 2013 Knox Note required payment of the principal in full prior to maturity date of November 15, 2014 (the “Maturity Date”) with interest on the unpaid principal balance at the rate of the thirty day average LIBOR per annum commencing on November 15, 2013. The 320,512 shares of common stock were to be held by the Company as collateral until all amounts owing under the 2013 Knox Note were paid in full.

On December 3, 2013 the Company entered into a letter agreement with the Knox whereby the 2013 Knox Note was cancelled and the Company issued Mr. Knox 261,997 shares of common stock and cancelled the remaining shares issuable to him under the terms of the Series A Preferred Stock in full satisfaction of the Purchase Price.

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COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee (the “Compensation Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Compensation Report by reference therein.

Recommendations of the Compensation Committee. We have reviewed and discussed the Compensation Discussion & Analysis (“CD&A”) with the Company’s management. Based on this review and these discussions, we recommended to the Board of Directors that the CD&A be included in the Company’s Annual Proxy for the fiscal year ended December 31, 2014.

This Compensation Report has been furnished by the Compensation Committee of the Board of Directors.

Thomas Knox, Chairman

Brandon Knox

Gavin Moran

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AUDIT COMMITTEE REPORT

The following Report of the Audit Committee (the “Audit Report”) does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Audit Report by reference therein.

Role of the Audit Committee

The Audit Committee’s primary responsibilities fall into three broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s outside auditors about draft annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its outside auditors, including recommending their appointment or removal; reviewing the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the outside auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Committee reviews financial reporting, policies, procedures, and internal controls of the Company. The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. In overseeing the preparation of the Company’s financial statements, the Committee met with management and the Company’s outside auditors, including meetings with the Company’s outside auditors without management present, to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the outside auditors. The Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

With respect to the Company’s outside auditors, the Committee, among other things, discussed with MorisonCogen LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Recommendations of the Audit Committee. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

This report has been furnished by the Audit Committee of the Board of Directors.

Thomas Knox, Chairman

Gavin Moran

Brandon Knox

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board of Directors has appointed MorisonCogen LLP (“MorisonCogen”), as our independent registered public accounting firm to examine the consolidated financial statements of the Company for fiscal year ending December 31, 2015. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the appointment.

MorisonCogen will audit our consolidated financial statements for the fiscal year ended December 31, 2015. We anticipate that a representative of MorisonCogen will be present by telephone at our 2015 annual meeting, will have the opportunity to make a statement if they desire to do so at the meeting, and will be available to respond to appropriate questions at the meeting.

Our consolidated financial statements for the fiscal years ended December 31, 2014 were audited by MorisonCogen.

In the event shareholders fail to ratify the appointment of MorisonCogen, the Board of Directors will reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the interests of the Company and its shareholders.

The following table sets forth the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

	2014	2013

Audit Fees	$55,514	$50,340
Audit-Related Fees	$51,000	$39,500
Tax Fees	$5,516	$7,500
All Other Fees (1)	$16,600	$22,900
TOTAL	$128,630	$120,240

(1) All other fees includes services performed in association with document reviews during the preparation of the Company’s registration statement in 2013.

Audit Committee Pre-Approval Policies and Procedures

The Company’s Audit Committee has adopted policies and procedures that shall require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company’s independent accounting firms. At the beginning of each year, the Audit Committee shall approve the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by these firms during the year. In addition, Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

The affirmative vote of the holders of a majority of the Company’s common stock represented and voting at the Annual Meeting either in person or by proxy will be required for approval of this proposal. Neither abstentions nor broker non-votes shall have any effect on the outcome of this vote.

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RECOMMENDATION OF THE BOARD OF DIRECTORS:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF MORISONCOGEN AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

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FUTURE STOCKHOLDER PROPOSALS

The Board of Directors has not yet determined the date on which the next Annual Meeting of Stockholders will be held. Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with the rules and regulations adopted by the Securities and Exchange Commission. Any proposal which an eligible stockholder desires to have included in our proxy statement and presented at the next Annual Meeting of Stockholders will be included in our proxy statement and related proxy card if it is received by us a reasonable time before we begin to print and send our proxy materials and if it complies with Securities and Exchange Commission rules regarding inclusion of proposals in proxy statements. In order to avoid controversy as to the date on which we receive a proposal, it is suggested that any stockholder who wishes to submit a proposal submit such proposal by Certified Mail, Return Receipt Requested.

Other deadlines apply to the submission of stockholder proposals for the next Annual Meeting that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to these stockholder proposals for the next Annual Meeting, a stockholder’s notice must be received by us a reasonable time before we begin to print and send our proxy materials. The form of proxy distributed by the Board of Directors for such meeting will confer discretionary authority to vote on any such proposal not received by such date. If any such proposal is received by such date, the proxy statement for the meeting will provide advice on the nature of the matter and how we intend to exercise our discretion to vote on each such matter if it is presented at that meeting.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND HOUSEHOLDING

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC is available upon written request and without charge to shareholders by writing to the Company at 201 Grove Road, Thorofare, NJ 08086 or by calling telephone number (856) 848-8698.

In certain cases, only one Annual Report and Proxy Statement may be delivered to multiple shareholders sharing an address unless the Company has received contrary instructions from one or more of the shareholders at that address. The Company will undertake to deliver promptly upon written or oral request a separate copy of the Annual Report or Proxy Statement, as applicable, to a shareholder at a shared address to which a single copy of such documents was delivered. Such request should also be directed to Executive Chairman, Akers Biosciences, Inc., at the address or telephone number indicated in the previous paragraph. In addition, shareholders sharing an address can request delivery of a single copy of Annual Reports or Proxy Statements if they are receiving multiple copies of Annual Reports or Proxy Statements by directing such request to the same mailing address.

OTHER BUSINESS

We have not received notice of and do not expect any matters to be presented for vote at the Annual Meeting, other than the proposals described in this Proxy Statement. If you grant a proxy, the person named as proxy holder, Raymond F. Akers Jr., Phd, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any of our nominees are not available as a candidate for director, the proxy holder will vote your proxy for such other candidate or candidates nominated by our Board.

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ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, we file periodic reports, documents and other information with the SEC relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330. You are encouraged to review our Annual Report on Form 10-K, together with any subsequent information we filed or will file with the SEC and other publicly available information.

*************

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute, and promptly return the accompanying proxy card.

June 5, 2015	By Order of the Board of Directors,

/s/ Raymond F. Akers Jr. Phd
Raymond F. Akers Jr. Phd
Executive Chairman

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AKERS BIOSCIENCES, INC.

The undersigned hereby appoints Akers Biosciences, Inc. as Proxy with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 25, 2015, at 11:00 A.M. EST at 50 South 16 th Street, 57 th Floor, Philadelphia, PA 19102, or at any postponement or adjournment thereof, and upon any and all matters which may properly be brought before the Annual Meeting or any postponement or adjournments thereof, hereby revoking all former proxies.

Election of Directors

The nominees for the Board of Directors are:

Raymond F. Akers Jr.,Phd	Thomas Knox	Brandon Knox	Robert E. Andrews

The Board of Directors recommends a vote FOR Proposal Nos. 1 and a ratification of Proposal No. 2.

1.	To elect four directors to hold office for a one year term or until each of their successors are elected and qualified (except as marked to the contrary above).

[ ] FOR	[ ] AGAINST	[ ] ABSTAINS	[ ] WITHHOLDS

Instruction: To withhold authority to vote for any individual nominee(s), write the nominee(s) name on the spaces provided below:

2.	To ratify the appointment of MorisonCogen as the independent registered public accounting firm of the Company.

[ ] FOR	[ ] AGAINST	[ ] ABSTAINS	[ ] WITHHOLDS

3.	To withhold the proxy’s discretionary vote on Your behalf with regards to any other matters that are properly presented for a vote at the Annual Meeting, please mark the box below.

[  ] WITHHOLDS

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This Proxy, when properly executed, will be voted in the matter directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR each of the proposals.

Dated: _____, 2015

Signature of Shareholder

Signature of Shareholder

Please date and sign exactly as your name(s) appears hereon. If the shares are registered in more than one name, each joint owner or fiduciary should sign personally. When signing as executor, administrator, trustee or guardian give full titles. Only authorized officers should sign for a corporation.

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